UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2020, Ocean Power Technologies, Inc. (the “Company”) filed a shelf registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), pursuant to which the Company may offer and sell, at its option, securities having an aggregate offering price of up to $100,000,000. On the same date, the Company entered into a three-year sales agreement with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which the Company may offer and sell from time to time over that three-year period shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), to or through A.G.P., as sales agent (the “Sales Agreement”), in an “at the market offering” (as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended) of the Shares (the “ATM Offering”). The Company will use the net proceeds from the sale of its Common Stock to build additional products and solutions to meet market demand, further advance the development of new products and solutions, engage in corporate development and merger and acquisition activities, for working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, repurchases and redemptions of securities and for other general corporate purposes. The Registration Statement includes a base prospectus (the “Base Prospectus”) and a sales agreement prospectus relating to the ATM Offering, specifically relating to the sale of the Shares under the Sales Agreement (the “ATM Prospectus,” and collectively with the Base Prospectus, the “Prospectus”) both of which form part of the Registration Statement. The $50,000,000 of Common Stock that may be offered, issued and sold under the ATM Prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the Base Prospectus. The $50,000,000 of Common Stock that may be offered, issued and sold under the ATM Prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the Base Prospectus. No Shares may be sold under the Prospectus until the Registration Statement has been declared effective by the SEC.

Shares may be sold through the ATM Prospectus by any method deemed to be an “at the market offering.” Under the Sales Agreement, A.G.P. will also be able to sell shares of Common Stock by any other method permitted by law, including in negotiated transactions with the Company’s prior written consent. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, A.G.P. is required to use its commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of The Nasdaq Capital Market to sell the Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. A.G.P. is not under any obligation to purchase any of the Shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by A.G.P. and the Company in writing and expressly set forth in a placement notice. A.G.P.’s obligations to sell the Shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions. The Company is not obligated to make any sales of Shares under the Sales Agreement and any determination by the Company to do so will be dependent, among other things, on market conditions and the Company’s capital raising needs.

The Company will pay A.G.P. commissions for its services in acting as its sales agent in the sale of the Shares pursuant to the Sales Agreement. A.G.P. is entitled to compensation at a fixed commission rate of 3.25% of the aggregate gross proceeds from the sale of the Shares on the Company’s behalf pursuant to the Sales Agreement. The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has provided A.G.P. with customary indemnification and contribution rights. The Company has also agreed to reimburse A.G.P. for certain specified expenses, including the expenses of counsel to A.G.P. The offering of the Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by A.G.P. or the Company, as permitted therein.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as an exhibit to the Registration Statement as Exhibit 10.1 and is incorporated herein in its entirety by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

*10.1	Sales Agreement, dated November 20, 2020, by and between Ocean Power Technologies, Inc. and A.G.P./Alliance Global Partners.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Dated: November 20, 2020	/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer